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                                                                       Exhibit 5

               [LETTERHEAD OF HALL DICKLER KENT FRIEDMAN & WOOD]


                                                                  March 21, 1995


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Capital Cities/ABC, Inc. -- Registration Statement on Form S-8 of Common Stock under the Employee Stock Purchase Plan of Capital Cities/ABC, Inc.
             --------------------------------------------------

Ladies and Gentlemen:

        We are rendering this opinion as counsel for Capital Cities/ABC, Inc. (the "Company"), a corporation organized under the laws of the State of New York, in connection with the registration of 4,000,000 shares of common stock, par value $.10 per share (the "Shares") under a Registration Statement on Form S-8 dated March 21, 1995 filed herewith under the Securities Act of 1933 (the "Securities Act") (the aforesaid registration statement being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the offer and sale of the Shares to those employees of the Company and its designated subsidiaries who are participants in the Company's Employee Stock Purchase Plan (the "Plan") and the sales, if any, of the Shares by participants in the Plan under circumstances requiring the use of a prospectus (other than for sales of securities acquired under the Plan by "affiliates" of the Company [as such term is defined in Rule 405 under the Securities Act] unless such sales are exempt from registration). The prospectus which forms a part of the Registration Statement (the "Prospectus") also relates to shares of Common Stock included in the Registration Statement on Form S-8 (No. 33-33761) relating to the Plan which became effective on April 2, 1990.

        We have examined such corporate records, other documents and matters of fact and law as we have considered necessary for the purpose of rendering this opinion, including the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, minutes of meetings of Directors and shareholders of the Company, the Plan and the Registration Statement, including the Prospectus.
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                       ---------------------------------
                       HALL DICKLER KENT FRIEDMAN & WOOD
                       ---------------------------------

Securities and Exchange Commission
March 21, 1995
Page 2.


        Based on the foregoing, it is our opinion that the Shares as described in and covered by the Registration Statement, when issued and delivered in the manner described in the Prospectus and in accordance with the provisions of the Plan, will be validly issued and outstanding, fully paid and non-assessable, shares of Common Stock of the Company.

        We further hereby consent to all references to us in the Registration Statement, including all references to us in the Prospectus.

                                Very truly yours,

                            /s/ Hall Dickler Kent Friedman & Wood

                                HALL DICKLER KENT FRIEDMAN & WOOD